ADMINISTRATION AGREEMENT





          THIS  ADMINISTRATION  AGREEMENT ("Agreement"), is made this ____ day of  ________,  1997,  by  and  between  Berkshire  Capital Investment Trust, a

Delaware  business trust (the "Fund"), and Berkshire Capital Holdings, Inc., a

California corporation (the "Administrator").





                             W I T N E S S E T H:





          WHEREAS,  the  Fund  is  engaged  in  business  as a non-diversified open-end  management  investment company and is to be registered as such under the Investment Company Act of 1940, as amended (the "Act"); and



          WHEREAS,  the  Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and



          WHEREAS,  the  Fund  desires  to  retain the Administrator to render supervisory  and  corporate  administrative services to the Fund in the manner and on the terms hereinafter set forth;



          NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and covenants contained herein, and for other good and valuable consideration, the receipt  and  sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





1.        Employment  of  the  Administrator.  The  Fund  hereby  employs  the

Administrator  to  administer the affairs of the Fund subject to the direction of  the  Board of Trustees and the officers of the Fund, for the period and on the  terms  hereinafter  set  forth.  The  Administrator  hereby  accepts such employment  and agrees during such period to render the services and to assume the  obligations  herein  set  forth for the compensation herein provided. The

Administrator shall devote such time as is necessary to carry out and shall at all  times  faithfully, with diligence and to the best of its ability, perform all of the duties required of it by the Fund hereunder.



2.        Obligations  of  the  Administrator. The Administrator shall, at its expense,  establish  and  maintain separate books of account and other records reasonably  appropriate  for  the  operation  of  the  business  of  the Fund,

including  such  entries  and  supporting  documents  as  may  be necessary or appropriate  for the purpose of showing all the transactions made or committed on  behalf  of  the  Fund,  and  shall supervise all accounting procedures and audits.  All  books and records shall be maintained in such form and detail as may  be  required  by  applicable  law.  The  Administrator  shall oversee the maintenance  of  all  books  and records with respect to the Fund's securities transactions  and the Fund's book of account in accordance with all applicable federal  and  state  laws  and regulations. The Administrator, at its expense,

shall  supply  the  Board  of  Trustees  and  officers  of  the  Fund with all statistical  information  and reports reasonably required by it and reasonably available  to  the  Administrator and furnish the Fund with office facilities,

including  space,  furniture  and  equipment  and  all  personnel   reasonably

necessary  for  the operation of the Fund. In compliance with the requirements of  Rule 31a-3 under the Act, the Administrator hereby agrees that any records which  it  maintains  for  the  Fund  are the property of the Fund and further agrees  to  surrender promptly to the Fund any of such records upon the Fund's request.  The  Administrator further agrees to arrange for the preservation of the  records  required  to  be  maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.



                                     -6A-

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          The  Administrator  covenants  and  agrees that it will maintain, or

will  otherwise  have  available  to  it,  facilities  and  staff,   including

managerial,  administrative and technical, as shall be necessary and adequate,

in  all  material  respects,  to  perform  properly its obligations hereunder.



3.        Expenses  of  the  Fund. The Administrator assumes and shall pay for maintaining  its staff and personnel, and shall at its own expense provide the equipment,  office  space  and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator assumes and shall pay all other  expenses of the Fund, including, without limitation: (a) organizational costs,  (b)  taxes, (c) interest, (d) brokerage costs, (e) compensation of the

Investment  Adviser's  personnel  and  payment of other expenses in connection with  provision  of  portfolio management services, (f) compensation of any of the  Fund's  trustees, officers or employees who are not interested persons of the Investment Adviser or its affiliates, (g) fees and expenses of registering the  Fund's  shares  under  the  federal securities laws and of qualifying its shares under applicable state Blue Sky laws, including expenses attendant upon renewing  such  registrations  and qualifications, (h) insurance premiums, (i)

fidelity  bond, (j) accounting and bookkeeping costs and expenses necessary to maintain  the  Fund's  books  and  records,  (k)  outside  auditing  and legal expenses,  (l)  all  costs  associated  with  shareholders  meetings  and  the preparation  and  dissemination  of proxy solicitation materials, (m) costs of printing  and  distribution  of  the  Fund's  Prospectus and other shareholder information  to  existing  shareholders,  (n)  charges,  if any, of custodian,

transfer  and dividend disbursing agent's fees, (o) industry association fees,

(p)  costs  of independent pricing services and calculation of daily net asset value,  (q)  general  costs  of  maintaining  the  Fund's  existence,  (r) any extraordinary  and  non-recurring  expenses  and  (s)  other expenses properly payable to the Fund.



4.        Compensation.   As  compensation  for  the  services  rendered,  the

facilities  furnished  and the expenses assumed by the Administrator, the Fund shall  pay  to the Administrator, in arrears, within ten days after the end of each  calendar  month,  a fee equal to one-twelfth of 1% of the Fund's average daily  net  assets  for  the first $10 million of average daily net assets and

0.5%  of the Fund's average daily net assets for average daily net assets over

$10  million, for such month as determined and computed in accordance with the description of the method of determination of net asset value contained in the

Fund's Prospectus and Statement of Additional Information.



5.        Expense  Limitation.  If, in any fiscal year, the aggregate expenses of  the Fund (including advisory, administrative and transfer agency fees, but excluding  interest,  local,  state  and  federal  taxes),  exceed the expense limitations  of any state having jurisdiction over the Fund, then the fee paid to  the  Administrator hereunder will be reduced pro rata (but not below zero)

to the extent required by such expense limitation. The Administrator will bear its  pro rata share of any such fee reduction based on the percentage that the

Administrator's  fee  bears to the total administrative and advisory fees paid by  the  Fund  to the Administrator and to the investment adviser of the Fund,

for  the  month  and  year  in  which  this  Agreement  becomes  effective  or terminates,  there  shall  be  an  appropriate proration of said fee reduction based  on the number of days that the Agreement is in effect during such month and year, respectively.



6.        Inspection  of  Books  and  Records.  MANAGER shall, upon reasonable notice, permit the Fund and its duly authorized representatives to inspect and to audit, for any purposes whatsoever, all of the books of account, documents,

records,  papers  and  files in the custody or possession of the Administrator relating  in  any manner to the business of the Fund. All expenses involved in such audit or inspection will be borne by the Fund.





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7.        Independent  Contractor.  The  Administrator  is  for  all  purposes

hereunder  an  independent  contractor,  free  from  control,   direction   or

supervision  of  the  Fund and any persons engaged by the Administrator in the performance  of  the Administrator's duties hereunder are solely the employees or agents of the Administrator. The parties hereto intend and contemplate that their  relationship  shall  not  be construed, nor shall any provision of this

Agreement  be  interpreted,  so  as  to  create a partnership or joint venture between  them  or  their  respective  successors  in  interest  and, except as expressly  provided  or  authorized, neither party shall have the authority to act  for,  represent  or bind the other or otherwise be deemed an agent of the other.



8.        Activities  of  the Administrator. The services of the Administrator to  the  Fund  hereunder  are not to be deemed exclusive and the Administrator shall  be  free  to  render  similar  services  to  others. Subject to, and in accordance  with  the Declaration of Trust and By-Laws of the Fund and Section

10(a)  of  the  Act,  it  is  understood  that  trustees, officers, agents and beneficial  holders of the Fund are or may be "interested persons" (as defined in  the  Act)  of  the  Administrator  of  its affiliates, and that directors,

officers, agents or shareholders of the Administrator of its affiliates are or may  be  "interested  persons" of the Fund as beneficial holders or otherwise.



9.        Limitation  of Liability. In the absence of willful misfeasance, bad faith,  gross  negligence  or  reckless  disregard  of  obligations  or duties hereunder  on  the  part  of the Administrator, the Administrator shall not be liable  to  the  Fund  or  to any beneficial holder of the Fund for any act or omission in the course of, or in connection with, rendering services hereunder or  for  any  losses that may be sustained in the purchase, holding or sale of any security.



10.       Term. This Agreement shall become effective on the effective date of the  first  public  offering of the Fund's shares and shall continue in effect for  one  year  and  from year to year thereafter only so long as specifically approved  annually  by  (i)  the Fund's Board of Trustees and by a vote of the holders  of  a  majority  of the outstanding voting securities of the Fund, or

(ii)  a  majority  of  the  Trustees  who  are not parties to the Agreement or

"interested  persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.



11.       Termination.  This  Agreement  may be terminated at any time without the  payment  of  any  penalty  (i) by the Fund either by vote of the Board of

Trustees  of  the  Fund  or  by  vote  of a majority of the outstanding voting securities  of  the  Fund,  on 60 days written notice to the Administrator, or

(ii) by the Administrator on 60 days written notice to the Fund.



12.       Amendments.  This  Agreement  may  be amended by the parties only if such  amendment  is  specifically approved by (i) the Board of Trustees of the

Fund  and  by  a  vote  of the holders of a majority of the outstanding voting securities  of  the Fund, or (ii) a majority of those trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in  person  at  a  meeting  called for the purpose of voting on such approval.



13.       Notices.  Any notice required or desired to be given hereunder shall be  in  writing  and  shall  be considered effective (i) when delivered, if by personal  delivery,  (ii)  upon  receipt,  if  sent by FAX, which FAX has been telephonically  confirmed,  between the hours of 9:00 a.m. and 5:00 p.m. local time  of  the recipient on a business day, or if not, at 9:00 a.m., local time on  the  next  business  day,  or  (iii)  upon  the earlier of actual or first attempted  delivery,  if  mailed,  postage  prepaid,  addressed  as  follows:





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                           If to the Administrator:

                       Berkshire Capital Holdings, Inc.

                             475 Milan Drive, #103

                        San Jose, California 95134-2453

                            FAX No.: (408) 562-6501

                         Telephone No.: (408) 526-0707





                                If to the Fund:

                      Berkshire Capital Investment Trust

                             475 Milan Drive, #103

                        San Jose, California 95134-2453

                            FAX No.: (408) 562-6501

                         Telephone No.: (408) 526-0707





or  to  such  other  address  as  the party shall have furnished in writing in accordance with the provisions of this Section 13.



14.       Entire Agreement. This Agreement constitutes the entire agreement of the  parties  with  respect  to  the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral.



15.       Inurement.  This  Agreement  shall  inure  to  the benefit of and be binding  upon  the  Fund,  the Administrator, and their respective successors,

transferees  and  assigns.



16.       Assignment.  Except  as  otherwise  expressly  provided  herein, the rights  and  obligations  of the parties pursuant to this Agreement may not be assigned without the express written consent of the other party.



17.       Severability.  If  any  provision  of  this Agreement shall be held,

declared  or  pronounced void, voidable, invalid, unenforceable or inoperative for  any  reason  by  any  court  of  competent  jurisdiction,  such  holding,

declaration or pronouncement shall not adversely affect any other provision of this  Agreement,  and  this Agreement shall otherwise remain in full force and effect  and  be  enforced  in accordance with its terms, including in a manner that may be reasonably required in order to render any provision that has been held,  declared  or  pronounced  void,  voidable,  invalid,  unenforceable  or inoperative to become valid, enforceable and operative.



18.       Counterparts.  This  Agreement shall be executed in counterparts, in which  case all such counterparts shall constitute one and the same agreement.



19.       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California.



20.       Attorneys' Fees. In the event any proceeding is brought by one party against  the  other  to  enforce or for the breach of any of the provisions of this  Agreement, the prevailing party shall be entitled in such proceeding and in  any  appeal therefrom to recover reasonable attorneys' fees, together with the costs of such proceeding therein incurred.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.









    ATTEST:                                 BERKSHIRE CAPITAL INVESTMENT TRUST







    By:  /s/ Ronald G. Seger                By:./s/ Malcolm R. Fobes III
         ____________________________          ._____________________________

         Ronald G. Seger                        Malcolm R. Fobes III, Trustee









    ATTEST:                                 BERKSHIRE CAPITAL HOLDINGS, INC.







    By:  /s/ Ronald G. Seger                By:./s/ Malcolm R. Fobes III
         ____________________________          ._____________________________

         Ronald G. Seger                        Malcolm R. Fobes III, Chairman





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